                          [Greenwoods & Freehills LOGO]

14 September 2005                            Direct phone   9225 5972
                                             Direct fax     9221 6516
                                             Email          paul.king@gf.com.au
                                             Matter no      45125

                                             Doc no         Greenwoods\003727133

ME Portfolio Management Limited
Level 17
360 Collins Street
MELBOURNE VIC 3000

Attention: Mr Paul Garvey

Dear Sirs

SMHL GLOBAL FUND NO. 8

We have acted as Australian taxation advisers for ME Portfolio Management
Limited (MEPML) in relation to the offering of the SMHL Global Fund No. 8 Class
A Notes (NOTES) in connection with the SMHL Global Fund No. 8 (the FUND)
constituted under the Master Trust Deed dated 4 July 1994 (the MASTER TRUST
DEED) (as amended and restated) between Perpetual Trustees Australia Limited
(PTAL) as trustee and MEPML as the manager with respect to the Fund and created by a Notice of Creation of Securitisation Fund dated 27 July 2005.

Definitions in the Prospectus (defined below) apply in this opinion. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1    TRANSACTION DOCUMENTS

We have examined the following documents:

(a)  the executed Amending and Restating Deed dated 1 June 2004 between MEPML and PTAL and annexing to it as Annexure A the Master Trust Deed for the
     Superannuation Members' Home Loans Trusts between MEPML and PTAL dated 4
     July 1994;

(b)  the executed Notice of Creation of Securitisation Fund between MEPML and
     PTAL dated 27 July 2005;

(c)  the draft unexecuted:

     (1)  Supplementary Bond Terms Notice SMHL Global Fund No. 8 Class A Notes
          and Class B Notes;

     (2)  Supplementary Bond Terms Notice SMHL Global Fund No. 8 Liquidity
          Notes;

     (3)  Securitisation Fund Bond Issue Direction SMHL Global Fund No. 8;

     (4)  Note Trust Deed to be between PTAL (as issuer), MEPML (as manager),
          The Bank of New York (in its capacity as note trustee, principal paying agent, calculation agent and note registrar as the case may
          be), Perpetual Trustee Company Limited (as security trustee) and
          AIB/BNY Fund Management (Ireland) Limited (as Irish Paying Agent);

(d)  a copy of the draft Prospectus to be filed with the Securities and Exchange
     Commission (the COMMISSION) under the US Securities Act of 1933 (the
     PROSPECTUS),

each referred to in this opinion as the "document".

2    ASSUMPTION

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3    QUALIFICATIONS

Our opinion is subject to the following qualifications.

(a)  We express no opinion as to any laws other than the laws of the
     Commonwealth of Australia as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United
     States.

(b)  Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus. No tax rulings will be sought from the Australian Taxation Office with respect to the Fund for any of the matters referred to in this opinion.

4    OPINION

Based on the assumptions and subject to the qualifications set out above, we are of the opinion that while the section entitled "Australian Tax Matters" in the
Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Notes, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Australian
Tax Matters". There can be no assurance, however, that the tax conclusions presented in that section will not be successfully challenged by the Australian
Taxation Office, or significantly altered by new legislation, changes in
Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration
Statement on Form S-11 filed with the Prospectus, without admitting that we are
"experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Act with respect to any part of the Registration Statement, including this exhibit.

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  Liability limited by the Accountants' Scheme, approved under the Professional
 Standards Act 1994 (NSW) Greenwoods & Freehills Pty Limited ABN 60 003 146 852

Yours faithfully
GREENWOODS & FREEHILLS PTY LIMITED

per:

/s/ Paul King
-------------------------------
PAUL KING
Director

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                                                                          PAGE 3

  Liability limited by the Accountants' Scheme, approved under the Professional
 Standards Act 1994 (NSW) Greenwoods & Freehills Pty Limited ABN 60 003 146 852